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                                                                    EXHIBIT 23.2


         [LETTERHEAD OF ARTHUR ANDERSEN Wirtschaftspruefungsgesellschaft
                        Steuerberatungsgesellschaft mbH]



                       Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statement on Form S-8, filed by SAP Aktiengesellschaft Systeme, Anwendungen, Produkte in der Datenverarbeitung (the "Company") with the Securities and Exchange Commission (the "Commission") of our report dated February 26, 1999, contained in the Company's Annual Report on Form 20-F, filed with the Commission on May 18, 1999, relating to the consolidated balance sheets of the Company and its subsidiaries as of December 31, 1998 and 1997 and the related consolidated income statements, consolidated statements of cash flows and consolidated statements of changes in shareholders' equity for each of the three years in the period ended December 31, 1998.

Eschborn/Frankfurt/M., February 14, 2000



                                         ARTHUR ANDERSEN
                                         Wirtschaftsprufungsgesellschaft
                                         Steuerberatungsgesellschaft mbH

                                         /s/ Weber            /s/ Klein
                                         -----------------    ------------------
                                         Prof. Dr. Weber      Klein
                                         Wirtschaftspruefer   Wirtschaftspruefer